UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): June 27, 2005
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                                SCAN-OPTICS, INC.
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             (Exact Name of Registrant as Specified in its Charter)

          Delaware                      000-05265               06-0851857
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(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
      of incorporation)                                     Identification No.)

              169 Progress Drive, Manchester, CT        06040
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           (Address of principal executive offices)   (Zip Code)



       Registrant's telephone number, including area code: (860) 645-7878
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          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01         Entry into a Material Definitive Agreement

         On June 27, 2005, Scan-Optics, Inc. entered into a First Amendment to Third Amended and Restated Credit Agreement (`amendment agreement"). The amendment agreement amends the existing Third Amended and Restated Credit Agreement, dated March 30, 2004 among Scan-Optics, Inc. as borrower, Scan-Optics Limited, Scan-Optics (Canada), Ltd., ARK CLO 2000-1 Limited, ZOHAR II 2005-1, Limited, ZOHAR CDO 2003-1, Limited and Patriarch Partners Agency Services, LLC as agent to the lenders (the "Credit Agreement"). One of the lenders under the original Credit Agreement, ARK CLO 2000-1 Limited, is also the majority stockholder of Scan-Optics, Inc., although ARK CLO 2000-1 Limited is not a party to the Amendment Agreement. Michael Scinto, a representative of Patriarch Partners Agency Services, LLC, is also a director of Scan-Optics, Inc.

         The Amendment Agreement provides for, among other things, an increase in the amount of revolving credit available to Scan-Optics, Inc. from $2.5 million to $3.4 million through June 30, 2005. Scan-Optics, Inc. has already borrowed $2.5 million on the revolving credit facility, so the temporary increase in the facility makes another $900,000 available to the company during the period of the increase. On July 1, 2005, the revolving credit facility automatically and without further action by any of the parties decreases back to $2.5 million. On July 1, 2005, Scan-Optics, Inc. will be obligated to repay any additional amount borrowed under the increased revolving credit facility or face possible default under the Credit Agreement and the lenders will be entitled to accelerate the entire amount due under the Credit Agreement (including the amount of term loans outstanding) in the event of non-payment by Scan-Optics, Inc. The Amendment Agreement also requires that Scan-Optics, Inc.'s two subsidiary guarantors, Scan-Optics Limited, Scan-Optics (Canada), Ltd., confirm their respective guaranty commitments under the guaranties each made to the lenders in connection with the original Credit Agreement. The Amendment Agreement also required Scan-Optics, Inc. and its subsidiary guarantors to reaffirm their representations and warranties included in the Credit Agreement (as modified by the Amendment Agreement) and required Scan-Optics, Inc. to make other representations and warranties in connection with the amendment. Pursuant to the Amendment Agreement, Scan-Optics, Inc. releases the lenders and agent and their respective subsidiaries, agents, managers, counsel, directors, successors and assigns from claims arising from actions or failures to act prior to the date of the Amendment Agreement.

         Scan-Optics, Inc. expects to use some or all of the additional borrowings under the Credit Agreement to pay certain current liabilities that are now due and payable. Management believes that Scan-Optics, Inc.'s operating cash flow may be insufficient to allow it to repay the additional borrowings under the Credit Agreement when such borrowings become due on July 1, 2005 or to meet all of its contractual obligations as they come due. In the absence of further extension of credit and forbearance by Scan-Optics, Inc.'s secured creditors under the Credit Agreement after June 30, 2005, there is substantial doubt as to whether Scan-Optics, Inc. can continue as a going concern. Any means of resolving Scan-Optics, Inc.'s liquidity problems may have an adverse effect on Scan-Optics, Inc.'s stockholders.

         The foregoing description is qualified in its entirety with reference to the copy of the amendment agreement attached as Exhibit 10.1.

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Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an
             Off- Balance Sheet Arrangement of a Registrant

         On June 27, 2005, Scan-Optics, Inc. entered into the Amendment Agreement to its existing Credit Agreement as described in Item 1.01 above and incorporated into this Item 2.03 by reference thereto.

Item 9.01   Financial Statements and Exhibits

      (c)   Exhibits

            10.1  First Amendment to Third Amended and Restated Credit Agreement


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                SCAN-OPTICS, INC.




                                By: /s/ Peter H. Stelling
                                    ---------------------

                                Name: Peter H. Stelling
                                Title: Chief Financial Officer, Vice President, Secretary and Treasurer



Date:  June 29, 2005


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